Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SmartKem, Inc.

Manchester, United Kingdom

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2022, relating to the consolidated financial statements of SmartKem, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding SmartKem, Inc.’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BDO LLP

BDO LLP

Manchester, United Kingdom

April 7, 2022